UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2010

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York		10580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As described in Note 1 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2009, there were two events subsequent to December 31, 2009 that impacted the Company’s subsidiary in Venezuela. The first event was the designation, effective January 1, 2010, of Venezuela as a hyper-inflationary economy. The second event, announced on January 8, 2010, was the decision by the Venezuelan government to devalue its currency and implement a two-tier official exchange rate structure.

Following guidance provided by the staff of the Securities and Exchange Commission (“SEC”) on March 18, 2010, the Company will change its accounting retroactive to January 1, 2010 related to the conversion of Venezuela to hyper-inflationary status, as more fully described below.

As a result of Venezuela having been designated as hyper-inflationary effective January 1, 2010, the functional currency of the Company’s subsidiary in Venezuela changed from the Venezuelan bolivar to the U.S. dollar. Prior to the SEC staff’s guidance, with the concurrence of its auditors and in accordance with the accounting guidance in effect at the time, the Company recorded a cumulative translation adjustment of approximately $56 million to equity through “Accumulated other comprehensive income (loss)” relating to U.S. dollar denominated assets and liabilities that previously had been remeasured into Venezuelan bolivars at the parallel market rate and then translated for financial reporting purposes at the official rate.

In its recent guidance, the SEC staff indicated that as part of the conversion to hyper-inflationary status in Venezuela, any differences that had previously arisen from the remeasurement of U.S. dollar-denominated assets and liabilities at the parallel rate and their subsequent translation for financial reporting purposes at the official rate should now be recognized in the income statement. In accordance with this new guidance, the Company will retroactively change its accounting, with the result that the $56 million adjustment referred to above that was originally recorded through equity as of January 1, 2010 will now be recorded as a one-time charge against earnings in the Company’s Consolidated Financial Statements as of and for the quarter ending March 31, 2010.

The SEC staff’s guidance pertains only to the accounting for the impact of Venezuela converting to hyper-inflationary status and does not affect the Company’s previously disclosed preliminary estimate of the impact of the devaluation, which is approximately $22 million, nor will it affect the Company’s reported non-GAAP adjusted net income for the quarter, which excludes such non-recurring items.

Cautionary Statement on Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements relating to the impact of the designation of Venezuela as hyper-inflationary and the devaluation of its currency. These statements are made on the basis of our views and assumptions as of this time and we undertake no obligation to update these statements. We caution investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31,

2009) for information about certain factors that could cause such differences. Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or the Company’s web site at www.jarden.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2010

JARDEN CORPORATION

By:	/S/ JOHN E. CAPPS

	Name:	John E. Capps
	Title:	Senior Vice President,
General Counsel and Secretary